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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-45465, Form S-8 No. 33- 45690, Form S-8 No. 33-63230, Form S-8
No. 33-76650, Form S-3 No. 33-72456, Form S-3 No. 33-87224, and Form S-8 No.
333-18587) of Paging Network, Inc. and in the related Prospectuses of our reports dated February 19, 1997, with respect to the consolidated financial statements and financial statement schedule of Paging Network, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 1996.



                                        ERNST & YOUNG LLP

Dallas, Texas
March 19, 1997